Filed Pursuant to Rule 433

Registration No. 333-133809

Registration No. 333-133809-06

*ABS NEW ISSUE* $750mm World Omni Auto Receivables Trust 2009-A                         *TALF*

LEADS/BOOKS: Bank of America / Barclays Capital              BAS B/D              SEC REG

CO-MANAGERS: DB/WACH/Scotia/BTM

TICKER: WOART 2009-A

CLS	$AMT-mm	M/S&P	WAL	WIN	L.FINAL	BENCH+SPRD	CPN	YLD	$PX
A-1	163.000	P-1/A-1+	0.31	1-7	04/15/10	IntL+ 30	1.62173	1.62173	100-00
A-2	192.000	Aaa/AAA	0.97	7-16	10/17/11	EDSF+170	2.88	2.902	99.99560
A-3	248.000	Aaa/AAA	1.97	16-32	05/15/13	EDSF+185	3.33	3.363	99.98159
A-4	147.000	Aaa/AAA	3.17	32-46	05/15/14	IntS+325	5.12	5.181	99.98259

Erisa Eligible

EXPECTED SETTLE: 04/14/09

FIRST PAYMENT DATE: 05/15/09

WA FICO 743

98% Toyota Collateral

87% New Collateral

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing entity, and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll free (800) 294-1322.